Exhibit 23(j)

                         Consent of Independent Auditors

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement No. 333-9217 of Orchard Series Fund on Form N-1A of our reports dated December 31, 1999, appearing in the Annual Reports of Orchard Series Fund for the year ended October 31, 1999, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statement" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
August 17, 2000


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1 Incorporated by reference to Registrant's Pre-Effective Amendment No. 2 to its
Registration Statement dated January 28, 1997.
2 Incorporated by reference to Registrant's Post-Effective Amendment No.3 to its Registration Statement dated February 27, 1998.

3 Incorporated by reference to Registrant's Post-Effective Amendment No.8 to its Registration Statement dated February 17, 2000.